Exhibit 99.1

Diadexus, Inc. Previews First Quarter 2016 Financial Performance and Provides Business Update

SOUTH SAN FRANCISCO, Calif., April 18, 2016 -- Diadexus, Inc. (OTCQB: DDXS), a diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, today announced preliminary financial performance metrics for the first quarter ended March 31, 2016 and provided an update on its business.

“Our team’s performance in executing our strategy to broaden and diversify our customer base as we launch our new PLAC® Activity Test is beginning to generate results and momentum in our business. During the first quarter, we have continued to contract with new customers as we launch our PLAC® Activity Test and we already are seeing volume growth as we deliver supply into regional and hospital labs, build awareness of the test’s clinical utility and value, and drive demand for the product,” said Lori Rafield, Ph.D., Chairman and Chief Executive Officer for Diadexus.  “There is significant interest in this test from national labs, major hospital systems, regional reference labs, clinics and physician office labs as healthcare providers want FDA-cleared tests supported by extensive clinical data to inform decisions on how aggressively to manage patients who are at risk for coronary heart disease. Our commercial team has and will continue to execute on our strategy to broaden and diversify our base of customers and expect to deliver accelerating revenue growth through the launch of our PLAC® Activity Test.”

Preliminary total revenues, comprised entirely of product sales, for the quarter ended March 31, 2016 were approximately $3.5 million, consistent with $3.5 million for the fourth quarter of 2015. Revenues reflect the loss of one of the Company’s largest customers for the PLAC® ELISA Test, Atherotech, which filed for bankruptcy March 4, 2016, an increase in PLAC® ELISA Test volumes from other customers, and growth in PLAC® Activity Test volumes from new customers. Diadexus’ second FDA-cleared test PLAC® Activity was launched actively in the fourth quarter of 2015.

Preliminary cash and cash equivalents at March 31, 2016 were approximately $6.3 million.

These preliminary results and balance are unaudited and may be subject to adjustment prior to Diadexus reporting financial results for the first quarter 2016, expected on or around April 28, 2016.

About Diadexus, Inc.

Diadexus, based in South San Francisco, California, is a diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, providing healthcare providers with actionable information for managing patients. The Company pioneered the testing of Lp-PLA2, a marker of vascular-specific inflammation that provides new information, over and above traditional risk factors measured in a lipid panel, and has over a decade of peer-reviewed literature validating its utility. Diadexus’ products, The PLAC® Test ELISA Kit, first cleared by the FDA in 2003, and The PLAC® Test for Lp-PLA2 Activity, cleared in December 2014, are the only two FDA-cleared tests to measure Lp-PLA2.

The Company also has a pipeline of biomarkers for heart failure, proADM, proET-1 and proANP, each of which provide distinct, additive information for healthcare providers over currently available markers. Diadexus also provides services to pharmaceutical partners to address the need to incorporate biomarkers in clinical development. To learn more about the PLAC® tests, please visit www.plactest.com, or visit the Company's website at www.diadexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, preliminary total revenues and cash and cash equivalents, statements related to our transition to a new business model and strategy and our ability to continue to execute our plans successfully, potential for revenue growth and expectations and guidance regarding our existing PLAC ELISA business, potential for pharmaceutical partner PLAC product collaborations, timing of regulatory submission and clinical and commercial need for our PLAC and ELISA tests. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause actual results to differ materially from those expressed in such forward-looking statements include the factors necessary to achieve our revenue and cash guidance; sales of our PLAC® products in the marketplace; our ability to maintain or grow revenues from existing and new customers, including hospitals, clinics and physician labs; viability of our leading customers; product pricing and demand with a concentrated customer base; the continued focus of regulatory agencies and payors on costs and our laboratory customer practices; our ability to continue to build our heart failure franchise; our ability to identify and build products with additional biomarkers; third party payors’ acceptance of and reimbursement for the PLAC® tests; our ability to continue to manufacture the PLAC® tests to meet customer demand; the potential for success of and timing of when our development efforts may be completed; the adequacy of our intellectual property rights and our ability to maintain a proprietary position for our lead product; our limited revenue and cash resources; our significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company; our ability to develop proADM for regulatory submission, and our ability to successfully integrate our new management leadership. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our recent annual report on Form 10-K, and other reports filed with the Securities and Exchange Commission, and available at the SEC's web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, we disclaim any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Diadexus, Inc.

Leone Patterson

Chief Financial Officer

(650) 246-6400

lpatterson@diadexus.com

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